Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

March 8, 2021

PS Business Parks, Inc.

PS Business Parks, L.P.

701 Western Avenue

Glendale, California 91201-2349

Ladies and Gentlemen:

We are acting as counsel to PS Business Parks, Inc., a California corporation (the “Company”), and PS Business Parks, L.P., a California limited partnership (the “Operating Partnership”), in connection with their registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of an unlimited amount of one or more series of the following securities: (i) common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) equity stock of the Company, par value $0.01 per share (the “Equity Stock”), (iv) depositary shares representing interests in Preferred Stock or Equity Stock (the “Depositary Shares”), (v) warrants to purchase Common Stock (the “Common Stock Warrants”), (vi) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”), (vii) warrants to purchase Equity Stock (the “Equity Stock Warrants”), (viii) warrants to purchase Depositary Shares (the “Depositary Share Warrants”), (ix) debt securities of the Company and the Operating Partnership (the “Debt Securities”), (x) guarantees by the Company of the Operating Partnership’s Debt Securities and guarantees by the Operating Partnership of the Company’s Debt Securities (the “Guarantees”), and (xi) units comprised of two or more of any of the foregoing securities (the “Units” and, together with the Common Stock, Preferred Stock, Equity Stock, Depositary Shares, Common Stock Warrants, Preferred Stock Warrants, Equity Stock Warrants, Depositary Share Warrants, Debt Securities and Guarantees, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

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Board of Directors PS Business Parks, Inc.	2	March 8, 2021

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company or the Operating Partnership to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company, in its individual capacity and/or, in its capacity as the general partner of the Operating Partnership, on behalf of the Operating Partnership, as applicable, or a duly authorized committee of such board of directors (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable California corporate law or the Operating Partnership’s certificate of limited partnership and agreement of limited partnership and applicable California limited partnership law, as applicable, in each case in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or the Operating Partnership, as applicable, or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (iv) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (v) any Equity Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vi) any Depositary Share Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) prior to any issuance of Equity Stock, Preferred Stock or Depositary Shares, appropriate certificate of determination shall be filed for recordation with the California Secretary of State; (viii) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (ix) any Debt Securities issued by the Operating Partnership and any Guarantees thereof issued by the Company will be issued pursuant to an indenture for Debt Securities and Guarantees substantially in the form of such indenture filed as Exhibit 4.5 to the Registration Statement; (x) any Debt Securities issued by the Company and any Guarantees thereof issued by the Operating Partnership will be issued pursuant to an indenture for Debt Securities and Guarantees substantially in the form of such indenture filed as Exhibit 4.6 to the Registration Statement; (xi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement

Board of Directors PS Business Parks, Inc.	3	March 8, 2021

and/or the applicable prospectus supplement; (xii) the laws of the State of New York will be the governing law under any warrant agreement or deposit agreement; (xiii) the Company will remain a California corporation; (xiv) the Operating Partnership will remain a California limited partnership; (xv) the Securities will not be issued in violation of the ownership limit contained in the Company’s charter; and (xvi) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as a unit agent, for which the governing law shall be the laws of the State of New York.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Common Stock Warrants, Preferred Stock Warrants, Equity Stock Warrants or Depositary Share Warrants, under the unit agreement for any Units, under the deposit agreement for any Depositary Shares, and under the indenture for any Debt Securities or Guarantees, namely, the warrant agent, the unit agent, the depositary or the trustee, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement, deposit agreement or indenture, as applicable; that such warrant agreement, deposit agreement or indenture, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement, deposit agreement or indenture, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement, deposit agreement or indenture, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) Corporations Code of the State of California, as amended; (ii) as to the opinions given in paragraphs (i), (j) and (k), the Uniform Limited Partnership Act of the State of California; and (iii) as to the opinions given in paragraphs (d), (e), (f), (g), (h), (i), (j) and (k), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Common Stock (including any Common Stock duly issued upon the exchange or conversion of Preferred Stock that is exchangeable for or convertible into Common Stock or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

Board of Directors PS Business Parks, Inc.	4	March 8, 2021

(b) The Preferred Stock (including any Preferred Stock represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(c) The Equity Stock (including any Equity Stock duly issued upon the exchange or conversion of Preferred Stock that is exchangeable for or convertible into Equity Stock or upon the exercise of Equity Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(d) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Stock or Equity Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(e) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(f) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Stock Warrants by such warrant agent, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(g) The Equity Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Equity Stock Warrants by such warrant agent, and upon due execution and delivery of the Equity Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(h) The Depositary Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Depositary Share Warrants by such warrant agent, and upon due execution and delivery of the Depositary Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

Board of Directors PS Business Parks, Inc.	5	March 8, 2021

(i) The Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Company or the Operating Partnership, as applicable, as issuer thereof, and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company or the Operating Partnership, as applicable, as issuer thereof, in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company or the Operating Partnership, as applicable

(j) The Guarantees, upon due execution and delivery of an indenture relating thereto on behalf of the Company or the Operating Partnership, as applicable, as guarantor of the Debt Securities issued thereunder, and the trustee named therein, and upon due execution, authentication, issuance and delivery of Debt Securities pursuant to the terms of such indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company or the Operating Partnership, as applicable, as guarantor.

(k) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company or the Operating Partnership, and upon due execution and delivery of such Units and the underlying Debt Securities and/or Warrants that are components of such Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), and/or warrant agreement (in the case of underlying Warrants), and assuming that any underlying Securities not issued by the Company or the Operating Partnership that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company or the Operating Partnership.

The opinions expressed in paragraphs (d), (e), (f), (g), (h), (i), (j) and (k) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Board of Directors PS Business Parks, Inc.	6	March 8, 2021

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP